                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 7, 1997
                                                           -------------

                               OPEN MARKET, INC.
         -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                  0-28436                04-3214536
           -----------------------------------------------------------
           (Commission File Number)(IRS Employer Identification No.)


         245 First Street, Cambridge, Massachusetts         02142
         --------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)


                                (617) 949-7000
              ---------------------------------------------------
              Registrant's Telephone Number, Including Area Code


                                Not Applicable
             ----------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 7, 1997 to read in its entirety as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          Folio Corporation

           Report of Independent Public Accountants
           Balance Sheets -- December 31, 1995 and 1996
           Statements of Operations for the Years Ended December 31, 1995
           and 1996
           Statements of Stockholder's Equity for the Years Ended December 31, 1995 and 1996
           Statements of Cash Flows for the Years Ended December 31, 1995
           and 1996
           Notes to Financial Statements

     (b)  Pro Forma Financial Information.
          -------------------------------

          Unaudited Pro Forma Combined Financial Statements of Open Market, Inc., Folio Corporation and Waypoint Corporation

           Overview
           Unaudited Consolidated Balance Sheet as of March 31, 1997 Pro Forma Combined Statement of Operations for the
               three months ended March 31, 1997
           Notes to Pro Forma Combined Statement of Operations for the
               three months ended March 31, 1997
           Pro Forma Combined Statement of Operations for the
               year ended December 31, 1996
           Notes to Pro Forma Combined Statement of Operations for the year ended December 31, 1996

     (c)  Exhibits
          --------

Exhibit No.    Description
-----------    -----------

   2.1/1/ Stock Purchase Agreement, dated as of February 20, 1997, among Folio Corporation, Reed Elsevier Inc. and Open Market, Inc.

_______________________________
/1/       Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 22, 1997                 OPEN MARKET, INC.
                                    (Registrant)

                                    /s/ Regina O. Sommer
                                    --------------------
                                    By: Regina O. Sommer
                                        Chief Financial Officer

                   Report of Independent Public Accountants



To Folio Corporation:

We have audited the accompanying balance sheets of Folio Corporation as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Folio Corporation as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             /s/ Arthur Andersen LLP




Boston, Massachusetts
May 15, 1997

                               FOLIO CORPORATION

                  Balance Sheets--December 31, 1995 and 1996

                                                 ASSETS

                                                                                      1995           1996
Current Assets:
  Cash                                                                               $   587,705    $   136,983
  Accounts receivable, net of allowance for doubtful accounts of approximately
    $300,000 and $256,000 in 1995 and 1996, respectively                               4,769,501      5,337,799
  Inventory                                                                               53,461         88,248
  Prepaid expenses and other current assets                                               18,094        632,589
                                                                                     -----------    -----------

        Total current assets                                                           5,428,761      6,195,619
                                                                                     -----------    -----------

PROPERTY AND EQUIPMENT, AT COST:
 Building  and improvements                                                            5,417,335      5,423,496
 Computers and office equipment                                                        3,239,957      3,967,496
 Furniture and fixtures                                                                  684,103        684,103
 Land                                                                                    410,000        410,000
                                                                                     -----------    -----------
                                                                                       9,751,395     10,485,095

 Less--Accumulated depreciation and amortization                                       1,234,023      2,496,859
                                                                                     -----------    -----------
                                                                                       8,517,372      7,988,236
                                                                                     -----------    -----------

Other Assets                                                                           9,426,875      7,614,475
                                                                                     -----------    -----------

                                                                                     $23,373,008    $21,798,330
                                                                                     ===========    ===========

                                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
 Accounts payable                                                                    $ 1,006,664    $ 1,408,478
 Accrued expenses                                                                      2,492,674      1,121,343
 Deferred revenues                                                                       462,156      1,290,826
                                                                                     -----------    -----------

        Total current liabilities                                                      3,961,494      3,820,647
                                                                                     -----------    -----------

Due to Reed Elsevier, Inc. And Subsidiaries                                            2,023,416      7,718,653
                                                                                     -----------    -----------

Commitments (Note 5)
Stockholder's Equity:
 Parent Company Investment $.01 par value-
   Authorized, issued and outstanding--1,000 shares at December 31, 1996 and
    1995                                                                                      10             10
 Additional paid-in capital                                                           19,134,775     19,134,775
 Accumulated deficit                                                                  (1,746,687)    (8,875,755)
                                                                                     -----------    -----------

        Total stockholder's equity                                                    17,388,098     10,259,030
                                                                                     -----------    -----------

                                                                                     $23,373,008    $21,798,330
                                                                                     ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                               FOLIO CORPORATION
                           Statements of Operations
                for the Years Ended December 31, 1995 and 1996

                                                          1995           1996
Revenues:
 Product revenues                                      $14,640,461    $16,110,878
 Service revenues                                        2,876,229      2,663,574
                                                       -----------    -----------

     Total revenues                                     17,516,690     18,774,452
                                                       -----------    -----------

Cost of Revenues:
 Product revenues                                          498,000        433,000
 Service revenues                                        2,794,670      3,275,839
                                                       -----------    -----------

     Total cost of revenues                              3,292,670      3,708,839
                                                       -----------    -----------

     Gross profit                                       14,224,020     15,065,613
                                                       -----------    -----------

Operating Expenses:
 Selling and marketing                                   5,699,404     10,840,391
 Research and development                                5,526,576      5,959,118
 General and administrative                              4,170,488      4,969,805
                                                       -----------    -----------

     Total operating expenses                           15,396,468     21,769,314
                                                       -----------    -----------

     Loss from operations                               (1,172,448)    (6,703,701)

Interest Income                                             57,570         24,633

Interest Expense                                           (92,000)      (450,000)
                                                       -----------    -----------

     Net loss                                          $(1,206,878)   $(7,129,068)
                                                       ===========    ===========

Net Loss Per Share                                     $    (1,207)   $    (7,129)
                                                       ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON  SHARES OUTSTANDING        1,000          1,000
                                                       ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                               FOLIO CORPORATION

                      Statements of Stockholder's Equity
                for the Years Ended December 31, 1995 and 1996

                                                        PARENT
                                                  COMPANY INVESTMENT     ADDITIONAL                        TOTAL
                                                    NUMBER     $.01      PAID-IN        ACCUMULATED    STOCKHOLDER'S
                                                  OF SHARES  PAR VALUE    CAPITAL          DEFICIT         EQUITY
Balance, December 31, 1994 (unaudited)               1,000      $10       $19,134,775     $  (539,809)   $18,594,976

 Net loss                                                -        -                 -      (1,206,878)    (1,206,878)
                                                     -----      ---       -----------     -----------    -----------

Balance, December 31, 1995                           1,000       10        19,134,775      (1,746,687)    17,388,098

 Net loss                                                -        -                 -      (7,129,068)    (7,129,068)
                                                     -----      ---       -----------      -----------    -----------

Balance, December 31, 1996                           1,000      $10       $19,134,775     $(8,875,755)   $10,259,030
                                                     =====      ===       ===========      ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                               FOLIO CORPORATION

                           Statements of Cash Flows
                for the Years Ended December 31, 1995 and 1996


                                                    1995           1996
Cash Flows from Operating Activities:
 Net loss                                      $(1,206,878)   $(7,129,068)
 Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities-
  Depreciation and amortization                  3,045,349      3,452,438
  Changes in assets and liabilities-
   Accounts receivable                          (1,503,969)      (568,298)
   Inventory                                       147,045        (34,787)
   Prepaid expenses and other current assets       116,178       (614,495)
   Accounts payable                              1,004,901        401,814
   Accrued expenses                               (160,142)    (1,371,331)
   Deferred revenues                               329,073        828,670
                                               -----------    -----------

       Net cash provided by (used in)
        operating activities                     1,771,557     (5,035,057)
                                               -----------    -----------

Cash Flows from Investing Activities:
 Purchases of property and equipment, net       (3,496,525)    (1,103,305)
 Increase in other assets                          (11,875)        (7,600)
                                               -----------    -----------

       Net cash used in investing
        activities                              (3,508,400)    (1,110,905)
                                               -----------    -----------

Cash Flows from Financing Activities:
Increase in amount from due to Reed
 Elsevier, Inc. and subsidiaries                 1,764,314      5,695,240
                                               -----------    -----------

       Net cash provided by financing
        activities                               1,764,314      5,695,240
                                               -----------    -----------

Net increase (decrease) in Cash                     27,471       (450,722)
                                               -----------    -----------

Cash, beginning of year                            560,234        587,705
                                               -----------    -----------

Cash, end of year                              $   587,705    $   136,983
                                               ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                               FOLIO CORPORATION

                         Notes to Financial Statements
(1)  Operations

     Folio Corporation (the Company or Folio) was acquired by Reed Elsevier, Inc. (Reed Elsevier) on December 2, 1994 and operated as a wholly owned subsidiary. The Company markets and sells software solutions for publishers and consumers of business and professional electronic reference information. Folio provides an open, standards-based, solution for selling, delivering, and updating large information collections quickly and easily for publishers of high-value professional, scientific and medical information who sell and distribute their information over the Internet, corporate intranets, LANs and CD-ROMs. Specifically, Folio's technology is optimized to publish and access vast collections of electronic reference information easily and rapidly. Due to the Company's extensive knowledge of the publishing industry, its relationships with leading publishers in several key market segments, and its experience in delivering solutions for protecting intellectual property and managing rights associated with information products, the Company is uniquely qualified to provide a whole-product solution for these publishers.

     The Company is subject to risks common to rapidly growing technology-based companies, including a limited operating history, dependence on key personnel, rapid technological change, competition from substitute products and larger companies, and the successful development and marketing of commercial products and services.

     On March 7, 1997, all of the outstanding shares of common stock of the Company were sold to Open Market, Inc. (see Note 12).

(2)  Summary of Significant Accounting Policies

     The accompanying financial statements reflect the application of the following significant accounting policies described in this note and elsewhere in the accompanying notes to financial statements.

     (a)  Revenue Recognition

          The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1 (SOP 91-1), Software Revenue Recognition. The Company generates revenue from licensing the rights to use its software products to end users and royalties from resellers. The Company also generates service revenues from the sale of postcontract customer support and the sale of certain consulting and development services.

          Revenues from software license agreements are recognized upon delivery of the software if there are no significant post-delivery obligations, and payment is due within one year. The Company enters into reseller arrangements for certain products that typically provide for royalties payable to the Company based on a percentage of the Company's list price. Royalty and sublicense revenues from the Company's reseller arrangements are recognized when earned, either on a per-unit basis as reported to the Company by its licensees, or, with regards to guaranteed minimums, upon shipment of the master copy of all software to which the guaranteed minimum sublicense

                               FOLIO CORPORATION

                         Notes to Financial Statements

                                  (Continued)

(2)  Summary of Significant Accounting Policies (Continued)

     (a)  Revenue Recognition (Continued)

          fees relate, if there are no significant post-delivery obligations or contingencies. Revenues for post-contract customer support are recognized ratably over the term of the support period, which is typically one year. Revenues from development and consulting services are recognized upon customer acceptance or the period in which services are provided, if customer acceptance is not required, and the revenues are fixed and determinable.

          Cost of product revenues consists of costs to distribute the product, including the cost of the media on which it is delivered and royalty payments to third-party vendors. Cost of service revenues consists primarily of consulting and support personnel salaries and related costs.

          Deferred revenues represent cash received from customers for products and services in advance of revenue recognition.

     (b)  Depreciation and Amortization

          The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives as follows:

                                                    ESTIMATED
                   ASSET CLASSIFICATION            USEFUL LIFE
                 Building and improvements           39 years
                 Computers and office equipment      3-5 years
                 Furniture and fixtures               7 years

                               FOLIO CORPORATION

                         Notes to Financial Statements

                                  (Continued)

(2)  Summary of Significant Accounting Policies (Continued)

     (c)  Other Assets

          Other assets consist of the following:

                                                ESTIMATED               DECEMBER 31,
                                                  LIFE                1995         1996
                    Customer relations           5 years         $ 2,000,000   $ 2,000,000
                    Intellectual property        5 years           1,760,000     1,760,000
                    Trademarks                   7 years           2,240,000     2,240,000
                    Goodwill                     7 years           5,235,000     5,235,000
                    Deposits                                          11,875        19,475
                                                                 -----------   -----------
                                                                  11,246,875    11,254,475

                    Accumulated amortization                      (1,820,000)   (3,640,000)
                                                                 -----------   -----------

                                                                 $ 9,426,875   $ 7,614,475
                                                                 ===========   ===========


     (d)  Research and Development Expenses

          The Company accounts for its software research and development costs in accordance with Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. The Company sells product in a market that is subject to rapid technological change, new product development, and changing customer needs. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. Therefore, the Company has charged all such costs to research and development in the period incurred.

     (e)  Net Loss per Share

          For the years ended December 31, 1995 and 1996, net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding which are owned by the parent company.

     (f)  Concentrations of Credit Risk

          SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet risks and credit risk concentrations. The Company has no significant off-balance-sheet risk. The Company maintains its cash with large financial institutions. Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales. To control credit risk, the Company performs regular credit evaluations of its customers financial condition and maintains allowance for potential credit loss.
          (See Note 11).

                               FOLIO CORPORATION

                        Notes to Financial Statements

                                  (Continued)

(2)  Summary of Significant Accounting Policies (Continued)

     (g)  Financial Instruments

          The estimated fair value of the Company's financial instruments, which include cash, accounts receivable and due to Reed Elsevier and subsidiaries, approximate their carrying value.

     (h)  Use of Estimates

          The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of estimates by assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)  Due to Reed Elsevier, Inc. and Subsidiaries

     The Company maintains interest bearing intercompany balances with its parent, Reed Elsevier. The Company recorded interest expense of approximately $92,000 and $450,000 for the years ended December 31, 1995 and 1996, respectively.

(4)  Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying financial statements, as measured by enacted tax laws.

     The Company is a wholly owned subsidiary of Reed Elsevier and is included in its consolidated tax returns. Through December 31, 1996, the Company had incurred net operating losses of approximately $9,500,000. These losses have been benefited by Reed Elsevier in its consolidated tax return, however, in the absence of a tax sharing arrangement, no benefit has been recorded in the accompanying financial statements. In the event that Reed Elsevier had not utilized the Company's net operating losses, the Company would have provided a full valuation allowance against the deferred tax asset resulting from the net operating losses and other temporary differences, as the realization of the deferred tax asset would be uncertain given the Company's past operating performance.

                               FOLIO CORPORATION

                         Notes To Financial Statements

                                  (Continued)


(5)  Commitments

          The Company leases certain facilities and equipment under operating leases that expire through February 1998. The future minimum lease commitments at December 31, 1996 are as follows:


                          Year Ended
                          December 31,
                            1997       $40,000
                            1998         6,000
                                       -------

                                       $46,000
                                       =======


          Rent expense included in the accompanying statements of operations was approximately $61,000 and $48,000 for the years ended December 31, 1995 and 1996, respectively.

(6)  Related Party Transactions

     The Company has entered into agreements with Reed Elsevier and its subsidiaries that provide for product and service revenues. The Company believes that the terms of these transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company recognized product and service revenues from Reed Elsevier and its subsidiaries of approximately $848,000 and $732,000 during the years ended December 31, 1995 and 1996, respectively.

     The Company had related party accounts receivable from Reed Elsevier and its subsidiaries of approximately $236,000 and $290,000 in the accompanying balance sheets as of December 31, 1995 and 1996, respectively.

     Reed Elsevier and its subsidiaries provide legal and other services to Folio. These amounts are not included in the statement of operations as these costs are not significant.

(7)  Employee Benefit Plan

     The Company has a 401(k) savings and investment plan (the Plan) for eligible employees. Each participant may elect to contribute up to 15% of his or her compensation for the plan year, subject to certain limitations, as defined. The Company's matching contribution is 50% of the employees' contributions up to 6%. The Company has contributed approximately $179,000 and $157,000 to the Plan in the year ended December 31, 1995 and 1996, respectively.

                               FOLIO CORPORATION

                         Notes To Financial Statements

                                  (Continued)


(8)  Accrued Expenses

     Accrued expenses consist of the following:


                                                            DECEMBER 31,
                                                         1995         1996
          Payroll and related expenses                $2,060,543   $  745,577
          All other                                      432,131      375,766
                                                      ----------   ----------

                                                      $2,492,674   $1,121,343
                                                      ==========   ==========



(9)  Deferred Revenues

     Deferred revenues consist of the following:


                                                            DECEMBER 31,
                                                         1995         1996
          Prepaid royalties                           $        -   $  250,000
          Prepaid support and maintenance                462,156    1,040,826
                                                      ----------   ----------

                                                      $  462,156   $1,290,826
                                                      ==========   ==========


(10)  Geographic Information

     Revenues by geographic destination as a percentage of total revenues are as follows:




                                                         DECEMBER 31,
                                                      1995          1996
          North America                                89%           86%
          Europe                                        7             7
          Other                                         4             7
                                                      ---           ---

                                                      100%          100%
                                                      ===           ===


                               FOLIO CORPORATION

                         Notes To Financial Statements

                                  (Continued)


(11) Significant Customers

     The Company recorded revenues of greater than 10% of total revenues from the following customers:


                                     SIGNIFICANT         PERCENTAGE OF
                                      CUSTOMERS        CUSTOMER REVENUES
                                                          A        B
     Year ended December 31, 1995       2                 11%     13%

     Year ended December 31, 1996       1                 11%      -

     The Company had one customer whose accounts receivable balance was 11% at December 31, 1995. The Company had no customers with accounts receivable balances greater than 10% at December 31, 1996. The Company provided approximately $32,000 and $10,000 to its allowance for doubtful accounts and wrote off approximately $67,000 and $54,000 in the years ended December 31, 1995 and 1996, respectively.

(12) Acquisition

     On March 7, 1997, Open Market, Inc. (Open Market) acquired all of the outstanding shares of capital stock of the Company for $45,000,000 in equity and cash, subject to certain closing adjustments, as defined. The purchase consideration was paid in the form of 1,795,732 shares of Open Market's common stock valued at approximately $25,000,000 (897,866 shares issuable upon closing and an equal amount issuable in January 1998) $10,000,000 in cash upon closing and a $10,000,000, 8% interest-bearing note, which is payable over a period of up to two years in cash or a combination of cash and equity depending on certain future events, as defined.

                               OPEN MARKET, INC.
                               FOLIO CORPORATION
                          WAYPOINT SOFTWARE CORPORATION


Overview

On February 12, 1997, Open Market, Inc. (Open Market or the Company) acquired all of the outstanding shares of capital stock of Waypoint Software Corporation (Waypoint), a software development company specializing in the business-to-business industrial catalog segment of the Internet. As payment of the purchase price, Open Market issued an aggregate of 738,503 shares of its common stock to the stockholders of Waypoint and issued options to acquire 5,756 shares of Open Market's common stock at $.0456 per share to Waypoint option holders. The value of the shares of the Company's common stock issued in connection with the acquisition was approximately $11,000,000 based on a weighted average market price, as defined, of the Company's freely tradable shares. The shares issued are subject to certain selling restrictions and, as a result, are not freely tradable. Therefore, for the purposes of calculating aggregate consideration paid, the value of the shares issued was recorded at a discounted value. In addition, in connection with this acquisition, Open Market has entered into employment agreements with certain of the principals (all of whom were stockholders) of Waypoint under which Open Market has agreed to pay bonuses in an aggregate amount of $1,200,000 over two years depending on certain future events, as defined. The Waypoint acquisition was accounted for as a purchase, and accordingly, the initial purchase price and acquisition costs aggregating approximately $9,922,000 has preliminarily been allocated to the assets acquired, which primarily consists of approximately $9,250,000 of in-process research and development charged to operations in the first quarter of 1997.


On March 7, 1997, the Company acquired all of the outstanding shares of capital stock of Folio Corporation (Folio), a leading supplier of software for managing business-critical information. The purchase consideration was paid in the form of 1,795,732 shares of common stock (897,866 shares issuable upon closing and an equal amount issuable in January 1998), $10,000,000 in cash upon closing and a $10,000,000, 8% interest-bearing note, which is payable over a period of up to two years in cash or a combination of cash and equity depending on certain future events, as defined. The value of the shares of the Company's common stock issued in connection with the acquisition was approximately $25,000,000 based on a weighted average market price, as defined, of the Company's freely tradable shares. As a portion of the shares will not be issued until January 1998 and the shares already issued are subject to selling restrictions, the shares are not freely tradable. Therefore, for the purposes of calculating aggregate consideration paid, the value of the shares issued, including those to be issued in January 1998, was recorded at a discounted value. The purchase agreement also contained a provision allowing for a purchase price adjustment based on the change in the net assets of Folio from the estimated value at December 31, 1996 through the date of closing. As a result of this provision, the Company currently estimates that, subject to resolution between the parties based on a closing balance sheet audit, that the former stockholder of Folio will be required to return a portion of the shares of common stock issued in the transaction. Other equity in the accompanying consolidated balance sheet includes the value of the shares to be issued in January 1998, net of the value of the estimated shares to be returned upon completion of the closing balance sheet audit.


The Folio acquisition was accounted for as a purchase, and accordingly, the initial purchase price and acquisition costs aggregating approximately $45,512,000 has preliminarily been allocated to the assets acquired which consists of approximately $25,000,000 of in-process research and development charged to operations in the first quarter of 1997, $11,375,000 of tangible assets and approximately $9,137,000 of intangible assets.

The purchase price allocations represent the fair values determined by an independent appraisal. The appraisal incorporated established valuation procedures and techniques in determining the fair value of each asset. The amount allocated to in-process research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, have no alternative future use. These projects will require substantial high risk development and testing by the Company prior to reaching technological feasibility.


The following unaudited financial statements give effect to the acquisition of Waypoint and Folio. The consolidated balance sheet of Open Market as of March 31, 1997 reflects the consummation of the Waypoint and Folio acquisitions. The pro forma statement of operations for the year ended December 31, 1996 combine the historical consolidated statements of operations of Open Market and Folio for the year ended December 31, 1996 and Waypoint for the period from inception (October 1996) to December 31, 1996. The pro forma statement of operations for the three months ended March 31, 1997 combine the historical consolidated statement of operations of Open Market for the three months ended March 31, 1997 and Waypoint and Folio historical statements of operations from January 1, 1997 to their respective acquisition dates (February 12, 1997 and March 7, 1997, respectively). The results of operations for Waypoint and Folio for the period from their respective acquisition dates to March 31, 1997 have been included in the Open Market results for the three months ended March 31, 1997. The pro forma statement of operations assumes the acquisitions were consummated at the beginning of each respective period, including the related amortization, interest income and interest expense adjustments. The pro forma statements of operations do not reflect the nonrecurring charges for acquired in-process research and development. The unaudited pro forma combined statements of operations do not purport to be indicative of the results which would actually have been reported if the acquisition had been effected at those dates or which may be reported in the future. These unaudited financial statements should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes of Open Market on Form 10-K and Folio included in this Form 8-K.

                               OPEN MARKET, INC.
                               FOLIO CORPORATION
                         WAYPOINT SOFTWARE CORPORATION

                          Consolidated Balance Sheet
                             As of March 31, 1997

                                  (Unaudited)

                       (In Thousands, except share data)


                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                        $ 26,645
  Marketable securities                                                              25,243
  Accounts receivable, net of allowance of $846                                      14,418
  Loan to founder                                                                     1,500
  Prepaid expenses and other current assets                                           1,523
                                                                                   --------

        Total current assets                                                         69,329
                                                                                   --------


Property, Plant and Equipment, at cost:
  Computers and office equipment                                                      9,704
  Land and building                                                                   4,200
  Leasehold improvements                                                              1,105
  Furniture and fixtures                                                                594
                                                                                   --------
                                                                                     15,603

  Less--Accumulated depreciation and amortization                                     3,270
                                                                                   --------
                                                                                     12,333

Intangible Assets, net                                                                9,002

Other Assets                                                                            726
                                                                                   --------

                                                                                   $ 91,390
                                                                                   ========
                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                                 $  3,902
  Note payable                                                                       10,000
  Accrued expenses                                                                   12,058
  Deferred revenues                                                                   5,557
  Current maturities of long-term obligations                                            35
                                                                                   --------

        Total current liabilities                                                    31,552
                                                                                   --------

Long-Term Obligations, net of current maturities                                        128

Commitments

Stockholders' Equity:
  Preferred stock, $.10 par value-
    Authorized--2,000,000 shares
    Issued and outstanding--none                                                          -
  Common stock, $.001 par value-
    Authorized--100,000,000 shares
    Issued and outstanding--30,653,182 shares                                            31
  Additional paid-in capital                                                        136,541
  Other equity                                                                        6,920
  Accumulated deficit                                                               (83,782)
                                                                                   --------

        Total stockholders' equity                                                   59,710
                                                                                   --------

                                                                                   $ 91,390
                                                                                   ========

                               OPEN MARKET, INC.
                               FOLIO CORPORATION
                         WAYPOINT SOFTWARE CORPORATION

                   Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 1997

                                  (Unaudited)

                     (In Thousands, except per share data)

                                          -------------------HISTORICAL------------------   -------------PRO FORMA---------------
                                          OPEN MARKET       WAYPOINT           FOLIO         ADJUSTMENTS            COMBINED
                                                            (For the period January
                                                         1, 1997 to the acquisition date)
Revenues:
 Product revenues                            $  9,056       $      -          $ 2,179       $          -           $ 11,235
 Service revenues                               2,302              -              566                  -              2,868
                                             --------       --------          -------       ------------           --------

     Total revenues                            11,358              -            2,745                  -             14,103
                                             --------       --------          -------       ------------           --------

Cost of Revenues:
 Product revenues                                 866              -              150                  -              1,016
 Service revenues                               2,122              -              752                  -              2,874
                                             --------       --------          -------       ------------           --------

     Total cost of revenues                     2,988              -              902                  -              3,890
                                             --------       --------          -------       ------------           --------

     Gross profit                               8,370              -            1,843                  -             10,213
                                             --------       --------          -------       ------------           --------

Operating Expenses:
 Selling and marketing                          7,982             22            2,492                  -             10,496
 Research and development                       5,375            165            1,190                  -              6,730
 General and administrative                     2,371             37              958                (35) (A)         3,331
 Acquired in-process research and
   development                                 34,250              -                -            (34,250) (B)             -
                                             --------       --------          -------       ------------           --------

          Total operating expenses             49,978            224            4,640            (34,285)            20,557
                                             --------       --------          -------       ------------           --------

          Loss from operations                (41,608)          (224)          (2,797)            34,285            (10,344)
                                             --------       --------          -------       ------------           --------

Other Income (Expense):
Interest income                                   890              3                2               (101) (C)           794
Interest expense                                  (50)             -             (127)               (29) (D)          (206)
Other expense                                     (36)             -                -                  -                (36)
                                             --------       --------          -------       ------------           --------

     Loss before provision for income
      taxes                                   (40,804)          (221)          (2,922)            34,155             (9,792)


Provision for Foreign Income Taxes                340              -                -                  -                340
                                             --------       --------          -------       ------------           --------

     Net loss                                $(41,144)         $(221)         $(2,922)          $ 34,155           $(10,132)
                                             ========       ========          =======       ============           ========

Net Loss per Common and Common
 Equivalent Share                            $  (1.39)                                                                $(.33) (E)
                                             ========


Weighted Average Number of Common and
Common Equivalent
Shares Outstanding                             29,590 (F)        361 (G)        1,114 (H)                            31,065
                                             ========       ========          =======                              ========

                              OPEN MARKET, INC.
                             FOLIO CORPORATION
                         WAYPOINT SOFTWARE CORPORATION

                   Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 1997

                                  (Unaudited)

                                (In Thousands)



Certain pro forma adjustments have been made to the accompanying pro forma statement of operations as described below for both Waypoint and Folio. The pro forma adjustments outlined below assume the purchase of both acquisitions took place at the beginning of the period. Due to the nonrecurring nature of the acquired in-process research and development, it has been assumed to be written off before the beginning of the pro forma period.

                      NOTES TO PRO FORMA COMBINED STATEMENT  OF OPERATIONS                                             AMOUNT
(A)  Represents the adjustment to amortization and depreciation of the assets acquired from Folio based on             $       (35)
     their estimated useful lives.

(B)  Represents the removal of the nonrecurring charge for acquired in-process research and development.                   (34,250)

(C)  Represents the estimated reduction of interest income earned, using an interest rate of 5.5%, by the Company
     attributable to the lower cash balance as a result of the cash payment component of the Folio purchase price.            (101)

(D)  Represents the estimated increase in interest expense incurred by the Company as a result of the issuance of the $10 million, 8% note payable as a component of the Folio purchase price in excess of the interest expense
     incurred by Folio.                                                                                                        (29)

(E)  Pro forma net loss per common share is computed based on the weighted average number of common shares outstanding for Open Market assuming the shares issued in connection with the Waypoint and Folio acquisitions were outstanding for the entire period.  Common equivalent shares have not been included as their effect would be antidilutive.

(F)  Weighted average number of common shares outstanding represents the actual weighted average shares of Open
     Market common stock outstanding during the three months ended March 31, 1997.

(G)  Represents the increase in weighted average number of common shares outstanding assuming the shares of Open Market common stock were issued in connection with the Waypoint acquisition as of the beginning of the period.

(H)  Represents the increase in weighted average number of common shares outstanding assuming the shares of Open Market common stock were issued in connection with the Folio acquisition as of the beginning of the period.

                               OPEN MARKET, INC.
                               FOLIO CORPORATION
                         WAYPOINT SOFTWARE CORPORATION

                   Pro Forma Combined Statement of Operations
                     for the Year Ended December 31, 1996

                                  (Unaudited)

                     (In Thousands, except per share data)

                                          ------------- HISTORICAL------------    ---------PRO FORMA------
                                          OPEN MARKET   WAYPOINT (A)    FOLIO     ADJUSTMENTS     COMBINED
Revenues:
 Product revenues                            $ 17,200     $     -       $16,111   $         -       $ 33,311
 Service revenues                               5,301           -         2,663             -          7,964
                                             --------     -------       -------   -----------       --------

     Total revenues                            22,501           -        18,774             -         41,275
                                             --------     -------       -------   -----------       --------

Cost of Revenues:
 Product revenues                                 768           -           433             -          1,201
 Service revenues                               4,725           -         3,276             -          8,001
                                             --------     -------       -------   -----------       --------

     Total cost of revenues                     5,493           -         3,709             -          9,202
                                             --------     -------       -------   -----------       --------

     Gross profit                              17,008           -        15,065             -         32,073
                                             --------     -------       -------   -----------       --------

Operating Expenses:
 Selling and marketing                         23,810           -        10,840             -         34,650
 Research and development                      16,393          98         5,959             -         22,450
 General and administrative                     5,925           -         4,970          (213) (B)    10,682
                                             --------     -------       -------   -----------       --------


          Total operating expenses             46,128          98        21,769          (213)        67,782
                                             --------     -------       -------   -----------       --------

          Loss from operations                (29,120)        (98)       (6,704)          213        (35,709)
                                             --------     -------       -------   -----------       --------

Other Income (Expense):
Interest income                                 3,042           5            25          (550) (C)     2,522
Interest expense                                  (79)          -          (450)         (342) (D)      (871)
Other income                                        7           -             -             -              7
                                             --------     -------       -------   -----------       --------

     Loss before provision for income
      taxes                                   (26,150)        (93)       (7,129)         (679)       (34,051)


Provision for Foreign Income Taxes                360           -             -             -            360
                                             --------     -------       -------   -----------       --------

     Net loss                                $(26,510)    $   (93)      $(7,129)  $      (679)      $(34,411)
                                             ========     =======       =======   ===========       ========

Net Loss per Common and Common
 Equivalent Share                            $   (.96)                                              $  (1.15) (E)
                                             ========                                               ========


Weighted Average Number of Common and
 Common Equivalent Shares Outstanding
                                               27,587 (F)     739 (G)     1,543 (H)                   29,869
                                          ===========     =======       =======                     ========

                               OPEN MARKET, INC.
                               FOLIO CORPORATION
                         WAYPOINT SOFTWARE CORPORATION

                   Pro Forma Combined Statement of Operations
                     for the Year Ended December 31, 1996

                                  (Unaudited)

                                (In Thousands)



Certain pro forma adjustments have been made to the accompanying pro forma statement of operations as described below for both Waypoint and Folio. The pro forma adjustments outlined below assume the purchase of both acquisitions took place at the beginning of the period. Due to the nonrecurring nature of the acquired in-process research and development, it has been assumed to be written off before the beginning of the pro forma period.

                  NOTES TO PRO FORMA COMBINED CONDENSED  STATEMENT OF OPERATIONS                                          AMOUNT
(A)  The Waypoint Statement of Operations is from the period from inception (October 1996) to December 31, 1996.

(B)  Represents the adjustment to amortization and depreciation of the assets acquired from Folio based on their
     estimated useful lives.                                                                                             $  (213)

(C)  Represents the estimated reduction of interest income earned, using an interest rate of 5.5%, by the Company
     attributable to the lower cash balance as a result of the cash payment component of the Folio purchase price.          (550)

(D)  Represents the estimated increase in interest expense incurred by the Company as a result of the issuance of the $10 million, 8% note payable as a component of the Folio purchase price in excess of the interest expense
     incurred by Folio.                                                                                                     (342)

(E)  Pro forma net loss per common share is computed based on the weighted average number of common and common equivalent shares outstanding for Open Market assuming the shares issued in connection with the Waypoint and Folio acquisitions were outstanding for the entire year.

(F)  Weighted average number of common shares outstanding represents the actual weighted average shares of Open
     Market common stock outstanding during the year.

(G)  Represents the increase in weighted average number of common shares outstanding assuming the shares of Open
     Market common stock were issued in connection with the Waypoint acquisition as of the beginning of the year.

(H)  Represents the increase in weighted average number of common shares outstanding assuming the shares of Open
     Market common stock were issued in connection with the Folio acquisition as of the beginning of the year.